Exhibit 10.11

RING ENERGY, INC.

COMPENSATION COMMITTEE CHARTER

(As Adopted January 23, 2013)

A.

Purpose.  The Compensation Committee (the “Committee”) of the Board of Directors of Ring Energy, Inc., a Nevada corporation, (the “Company”) reviews the Company’s compensation practices and policies, annually reviews and approves (subject to ratification by the independent directors of the Board) the compensation for the CEO, annually reviews and approves the compensation for the other senior executives, evaluates CEO performance, annually reviews and, if required, discusses with management of the Company the Compensation Discussion and Analysis prepared in accordance with the SEC’s disclosure rules for executive compensation, and, if required, furnishes a report for inclusion in the Company’s proxy statement.

B.

Membership.  The Committee’s membership is determined by the Board and consists of at least two directors.  All members of the Committee shall meet the independence requirements of the listing standards of the NYSE MKT LLC (or such other exchange on which the securities of the Company are listed) and qualify as a “Non-Employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.  Notwithstanding the forgoing, until the securities of the Company are listed on a national exchange, the Board may waive any of the foregoing requirements.

C.

Roles and Responsibilities.  The responsibilities of the Committee include:

1.

Compensation Practices and Policies

a.

Review compensation practices and policies of the Company to ensure that they provide appropriate motivation for corporate performance and increased shareholder value.

b.

Oversee the administration of the Company’s stock and incentive compensation programs, and determine the employees who receive awards and the size of those awards under the Company’s long-term incentive compensation plans.

c.

Make recommendations to the Board of Directors regarding the adoption, amendment or termination of equity compensation programs that require shareholder approval.

d.

Approve the adoption, amendment and termination of incentive compensation and deferred compensation programs for employees of the Company.

e.

Oversee the administration of the Company’s deferred compensation plans and programs for its executives and nonemployee directors, and either approve or recommend for the approval of the Board of Directors amendments to such plans and programs.

f.

Review and make recommendations to the Board of Directors concerning the design of the pension and other postretirement benefit plans that have a material financial impact upon the Company.

g.

Periodically review human resource issues relating to the Company’s policies and practices with respect to workforce diversity and equal employment opportunities.

h.

Annually review a risk assessment of the Company’s compensation policies and practices for its employees.

2.

Executive Compensation

a.

Maintain and update a group of peer companies with whom the Committee compares the Company’s executive compensation and compensation practices, and periodically survey the executive compensation levels and practices of the companies in this group of peer companies and other similarly situated companies.

b.

Annually review and approve, for the senior executives of the Company (other than the CEO), (i) the annual base salary, (ii) annual incentive compensation, and (iii) awards under the Company’s long-term incentive compensation plans.

c.

Approve for the senior executives of the Company (other than the CEO) employment agreements, severance arrangements, change-in-control arrangements and any special or supplemental benefits.

d.

Establish and certify the satisfaction of performance goals for performance–based short-term and long-term incentive compensation, including as required under Section 162(m) of the Internal Revenue Code.

e.

Review shareholder proposals relating to executive compensation matters and recommend to the Board the Company’s response to such proposals.

f.

Annually review compliance with Company guidelines covering ownership of Company stock by executives.

3.

CEO Compensation

a.

Review and approve annual corporate goals and objectives for the CEO.

b.

The Chair of the Committee (the “Chair”) leads the discussion of the CEO’s performance against such goals and objectives with the independent directors and communicates the Board’s evaluation to the CEO.

c.

Annually review and approve (based on this evaluation), subject to ratification by the independent directors of the Board, (i) the CEO’s annual base salary, (ii) the CEO’s annual incentive compensation, and (iii) awards to the CEO under the Company’s long-term incentive compensation plans. In determining the long-term incentive component of CEO compensation, the Committee will consider the Company’s performance, the value of similar incentive awards to CEOs at other similarly situated companies, and the awards given to the CEO in past years.

d.

Approve the CEO employment agreements, severance arrangements, change-in-control arrangements and any special or supplemental benefits.

4.

Meetings, Reports, Charter Review, Performance Evaluation and Outside Advisors

a.

Hold regular meetings of the Committee, reporting significant matters arising from such meetings to the Board.  Meetings shall be called by the Chair or by a majority of the members of the Committee.  Notice of each meeting shall be furnished to each member by the Chair (which task may be delegated by the Chair to the secretary of the Committee, if any) not less than one business day prior to the scheduled meeting, provided that attendance at the meeting shall constitute waiver of notice unless otherwise designated by the member.  Notice may be given in the same manner as provided for meetings of the Board.  Unless otherwise provided in the Company’s Bylaws, a majority of the members shall constitute a quorum and a majority of the members present shall decide any matter brought before the Committee.  The Chair may appoint a secretary to record and maintain minutes of any meeting of the Committee.

b.

If required, review and discuss with management of the Company the Compensation Discussion and Analysis prepared in accordance with the disclosure rules for executive compensation of the Securities and Exchange Commission, and, if required, furnish a report for inclusion in the Company’s annual proxy statement.

c.

If required, review and discuss with management of the Company disclosures regarding advisory votes on executive compensation and the frequency of such votes, which are prepared for inclusion in the Company’s annual proxy statement.

d.

Review and reassess the adequacy of this Charter at least annually and submit any changes to the Board for approval.

e.

Conduct an annual performance evaluation of the Committee.

f.

The Committee shall have the authority to retain such compensation consultants, outside counsel and other advisors as the Committee may deem appropriate in its sole discretion.  The Committee shall have sole authority to approve related fees and retention terms.

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